UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported)): July 5, 2006
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-25771 (Commission File Number)	13-3951476 (IRS Employer Identification Number)

50 Rockefeller Plaza New York, NY (Address of principal executive offices)	10020 (Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On July 5, 2006, Richard Pinola, age 60, was appointed to the Board of Directors of Corporate Property Associates 14 Incorporated (the “registrant”). Mr. Pinola will serve as a independent director on the Audit Committee of the Board of Directors of the registrant. Since February 2004 Mr. Pinola has been a principal in Eric M. Godshalk and Company, Investment Counselors, an investment advisory firm. From January 1994 through January 2004, Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants (“Right Management”), a global consulting firm specializing in career transition and organizational consulting services which was acquired in January 2003 by Manpower Inc. Prior to joining Right Management, from 1989 to 1991 Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, a diversified financial services firm. He also previously served as a certified public accountant with Price Waterhouse & Co. Mr. Pinola currently serves as a director of K-Tron International, Inc., a manufacturer of material handling equipment and systems, Kenexa Corporation, a provider of software, proprietary content, services and process outsourcing, Bankrate, Inc., an Internet financial services provider, and Nobel Learning Communities, Inc., a for-profit provider of education and educational services. Mr. Pinola also serves as a director of the Visiting Nurses Association of America, a national association for not-for-profit, community based home health organizations, King’s College, a liberal arts Catholic college located in Wilkes-Barre, Pennsylvania and Reading is Fundamental, Inc., a nonprofit literacy organization. Mr. Pinola received a B.S. in Accounting from King’s College.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
Date: July 11, 2006	By:	/s/ Susan C. Hyde
Susan C. Hyde
Executive Director and Director of Investor Relations